FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
JUL 21 2000
C18882-00
/S/Dean Heller
DEAN HELLER, SECRETARY OF STATE

                      ARTICLES OF MERGER FOR
                  GLOBALWISE INVESTMENTS, INC.,
                       A NEVADA CORPORATION

          Pursuant to the provisions of Section 92A.200 of the Nevada Revised Statutes, Globalwise Investments, Inc., a Nevada corporation (the
"Corporation"), hereby adopts and files the following Articles of Merger as the surviving entity to the statutory merger of Globalwise Investments, Inc., a Utah corporation ("Globalwise"), with and into the Corporation:

          FIRST: The name and place of each corporation which is a party to this merger is as follows:

          Name                         Place of Incorporation
          -----                        ----------------------
          Globalwise Investments, Inc.   Nevada

          Globalwise Investments, Inc.   Utah

          SECOND: The Agreement and Plan of Merger (the "Plan") governing the merger between the Corporation and Globalwise, has been adopted by the Board of Directors of the Corporation and Globalwise.

          THIRD: Globalwise has 850,000 shares of common stock issued, outstanding and entitled to vote on the merger. At a meeting of the shareholders of Globalwise held July 20, 2000 the owners of 575,000 shares voted in favor of the Plan.

          FOURTH: The approval of the shareholders of the Corporation is not required pursuant to Section 92A.130 1(b) of the Nevada Revised Statutes.

          FIFTH: The number of votes cast for the Plan by each voting group entitled to vote was sufficient for approval of the merger by each such voting group.

          SIXTH: Following the merger there are no amendments to the Articles of Incorporation of the surviving company.

          SEVENTH: The complete executed Plan is on file at the registered office or other place of business of the Corporation.

          EIGHTH: A copy of the Plan will be furnished by the Corporation, on request and without cost, to any shareholder of either corporation which is a party to the merger.

          NINTH: The merger will be effective upon the filing of the Articles of Merger.

          DATED this 21ST day of July, 2000.


                         GLOBALWISE INVESTMENTS, INC., a Nevada corporation

                             /s/Don Mayer
                         By_______________________________________
                              DON MAYER, President

                            /s/ Anita Patterson
                         By_______________________________________
                              ANITA PATTERSON, Secretary


STATE OF UTAH           )
                        : ss.
COUNTY OF SALT LAKE     )

          On the 21st day of July, 2000, personally appeared before me Don Mayer and Anita Patterson personally known to me or proved to me on the basis of satisfactory evidence, and who, being by me duly sworn, did say that they are the President and Secretary of Globalwise Investments, Inc., and that said document was signed by them on behalf of said corporation by authority of its bylaws, and said Don Mayer and Anita Patterson acknowledged to me that said corporation executed the same.

                           /s/ M. Jeanne Ball
                         ___________________________________________
                         NOTARY PUBLIC
<Notary seal:
Notary Public
M. JEANNE BALL
525 South 300 East
Salt Lake City, Utah 84111
My Commission Expires
February 4, 2003
State of Utah>


                         GLOBALWISE INVESTMENTS, INC., a Utah corporation

                            /s/ Don Mayer
                         By_______________________________________
                              DON MAYER, President


                             /s/ Anita Patterson
                         By_______________________________________
                              ANITA PATTERSON, Secretary


STATE OF UTAH          )
                       : ss.
COUNTY OF SALT LAKE    )

          On the 21st day of July, 2000, personally appeared before me Don Mayer and Anita Patterson personally known to me or proved to me on the basis of satisfactory evidence, and who, being by me duly sworn, did say that they are the President and Secretary of Globalwise Investments, Inc., and that said document was signed by them on behalf of said corporation by authority of its bylaws, and said Don Mayer and Anita Patterson acknowledged to me that said corporation executed the same.

                          /s/ M. Jeanne Ball
                         ___________________________________________
                         NOTARY PUBLIC
<Notary seal:
Notary Public
M. JEANNE BALL
525 South 300 East
Salt Lake City, Utah 84111
My Commission Expires
February 4, 2003
State of Utah>